EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-261647) on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), (Nos. 333-103280, 333-157516, 333-179683, 333-209628, 333-230065, 333-236605, 333-270391) on Form S-8 and (No. 333-279215) on Form S-3ASR of our reports dated November 25, 2025, with respect to the consolidated financial statements of Raymond James Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
November 25, 2025

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